Exhibit 99.4
EXHIBIT 99.4 — PDIC Combined Unaudited Financial Statements as of and for the period ended September 30, 2006
The accompanying notes are an integral part of these combined financial statements.

Combined Statement of Income
For the Period January 1, 2006 to September 30, 2006
Unaudited, dollars in millions

Sales and other operating revenues
Unaffiliated customers	$846.8
Related parties	0.5

847.3

Operating costs and expenses
Cost of products sold (exclusive of items shown separately below)	767.2
Depreciation and amortization	10.6
Selling and general administrative expenses	14.8
Research and development expense	0.4
Special items and provisions, net	6.8

799.8

Operating income	47.5
Interest expense	(6.3)
Interest expense to related parties	(0.5)
Miscellaneous income and expense, net	3.5

Income before taxes, minority interests in the entities of the Combined Group and equity in net earnings of affiliated companies	44.2
Provision for taxes on income	(19.4)
Minority interests	(5.0)
Equity in net earnings of affiliated companies	2.5

Net income	$22.3

The accompanying notes are an integral part of these combined financial statements.

Combined Statement of Cash Flows
For the period January 1, 2006 through September 30, 2006
Unaudited; dollars in millions

Cash flows from operating activities:
Net income	$22.3
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10.6
Deferred income taxes	(2.1)
Equity earnings in affiliated companies	(2.5)
Minority interests in entities of the Combined Group	5.0
Special items and provisions, net	6.8
Gain on sale of fixed assets	(3.7)
Changes in current assets and liabilities:
Accounts receivable	(80.9)
Inventories	(14.9)
Supplies	1.0
Prepaid expenses and current taxes	7.3
Current deferred tax asset	(0.7)
Accounts payable	30.5
Accrued interest	0.3
Accrued income taxes	3.9
Other accrued expenses	4.3
Other, net	(4.2)

Net cash used in operating activities	(17.0)

Cash flows from investing activities:
Capital expenditures	(11.6)
Dividends received from affiliated companies	1.0
Proceeds from asset dispositions	3.9

Net cash used in investing activities	(6.7)

Cash flows from financing activities:
Proceeds from related parties	0.3
Proceeds from issuance of debt	49.4
Payment of debt	(1.6)
Minority interest dividends	(3.1)

Net cash provided by financing activities	45.0

Effect of exchange rate changes on cash and cash equivalents	3.7

Net increase in cash and cash equivalents	25.0
Cash and cash equivalents at beginning of period	68.1

Cash and cash equivalents at end of period	$93.1

The accompanying notes are an integral part of these combined financial statements.

1.	Background and Basis of Presentation

General

Phelps Dodge International is an operating division of Phelps Dodge Wire & Cable Group (PDWC). PDWC is a fully integrated business unit of Phelps Dodge Corporation (PDC or the Corporation). The combined financial statements include the following entities: Phelps Dodge Brasil, Ltda. (PD Brazil); Cobre Cerrillos S.A. (Cocesa); Phelps Dodge Suzhou Holdings, Inc.; CONDUCEN S.A.; Cables Electricos Ecuatorianos, C.A. (Cablec); Conductores Electricos de Central America, S.A. (Conelca); Electroconductores de Honduras, S.A. de C.V. (Ecohsa); Keystone Electric Wire and Cable Company Limited (equity investee); Phelps Dodge Enfield Corporation; Alambres y Cables de Panama, S.A. (Alcap); Cahosa, S.A.; Phelps Dodge Philippines, Inc. (equity investee); Phelps Dodge Yantai China Holdings, Inc.; Phelps Dodge National Cables Corporation; Phelps Dodge Thailand Limited (PD Thailand); Phelps Dodge International Corporation; Alambres y Cables Venezolanos, C.A. (Alcave); Phelps Dodge Africa Cable Corporation (Africa Cable); and their subsidiaries (the Combined Group or the Company). The Company manufactures energy cables for international markets and manufactures products in factories located in nine countries, including facilities for continuous-cast copper rod and continuous-cast aluminum rod.

The unaudited combined financial information of the Company presented herein has been prepared in accordance with the instructions to Form 10-Q pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 and does not include all of the information and note disclosures required by U.S. generally accepted accounting principles (GAAP). Therefore, this information should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2006. This information reflects all adjustments that are, in the opinion of management, necessary to a fair statement of the results for the interim periods reported. The results of operations for the nine months ended September 30, 2006, are not necessarily indicative of the results to be expected for the full year.

The accompanying combined financial statements reflect the results of operations and cash flows of the Company. However, such combined financial statements may not necessarily reflect the Company’s results of operations and cash flows had the Company been a stand-alone company during the period presented. For purposes of these financial statements, the term “related parties” refers to PDC and its affiliates.

PDC Allocations

All allocations and estimates in the combined financial statements are based on assumptions that management believes are reasonable. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Company had been operating on a stand-alone basis, separate of PDC.

Insurance Risks

PDC manages general and specific hazard and operational risks on a global basis, including workers’ compensation (except in those states or countries in which, by law, compensation for work-related injury is directed by a governmental agency). Generally, PDC retains risk of loss (through the use of self-insurance, deductibles, and captive insurers) that are reasonably predictable and that do not threaten the financial stability of the Corporation. Insurance is procured for those risks that exceed the ability of the Corporation to fund or absorb within its available working capital, or for which there is little financial benefit in self-insuring. Also, in some countries, certain insurance coverage for foreign operations may be placed locally.

1.	Background and Basis of Presentation (Continued)

PDC charges the cost of insuring these risks to its operating units. Those costs include insurance premiums, self-insurance reserves, risk financing fees and taxes, and program servicing costs. Independent actuaries are engaged to assure the adequacy of self-insurance reserves for general liability, workers’ compensation liabilities and auto liabilities. Such reserves are established through charges to the operating units and retained in PDC’s accounts. Operating unit charges are based on relevant factors typically used in the insurance industry to establish insurance rates.

The accompanying Combined Statement of Income includes an allocation of the costs from PDC for insuring general and specific hazard and operational risks on a global basis, including workers’ compensation.

Employee Benefits

Some entities within the Company administer certain pension and other employee benefit plans directly. In addition, some employees participate in certain pension and other employee benefit plans sponsored by PDC. For those employees (primarily salaried personnel in the United States (U.S.) and certain of those at international locations), separate plan information is not available as PDC manages its plans on a consolidated basis. Therefore, the Company’s pension and other benefit costs reflected in the accompanying combined financial statements include an allocation of PDC’s annual plan costs based on estimated plan assets and other factors being equal to a proportional share of plan obligations incurred by PDC for employees of the Company.

Information Systems Technology

PDC manages information systems technology (IST) on an overall U.S. basis. In addition to costs incurred at the local operating level, PDC charges IST costs to its subsidiaries on the basis of a pre-determined proportion of overall department costs based on usage.

General Corporate Overhead

PDC provides the Company with treasury, tax, legal, internal audit and human resources services, as well as administrative support. PDC estimates that a reasonable allocation of such costs, based on apportionments relative to appropriate transaction volumes or numbers of employees, would approximate $0.8 million for the first nine months of 2006, which the Company has recorded in selling and general administrative expenses.

2.	New Accounting Standards

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140,” which eliminates the exemption from applying SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to interests on securitized financial assets so that similar instruments are accounted for similarly regardless of the form. This Statement also allows the election of fair value measurement at acquisition, at issuance, or when a previously recognized financial instrument is subject to a remeasurement event, on an instrument-by-instrument basis, in cases in which a derivative would otherwise have to be bifurcated. SFAS No. 155 is effective for all financial instruments acquired or issued in an entity’s first fiscal year beginning after September 15, 2006. The adoption of this Statement is not expected to have a material impact on the Company’s financial reporting and disclosures.

2.	New Accounting Standards (Continued)

In June 2006, FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109,” which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 will not have a material impact on the financial statements of the Company.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R),” which requires recognition of a net liability or asset to report the funded status of defined benefit pension and other postretirement plans on the balance sheet and recognition (as a component of other comprehensive income) of changes in the funded status in the year in which the changes occur. Additionally, SFAS No. 158 requires measurement of a plan’s assets and obligations as of the balance sheet date and additional annual disclosures in the notes to the financial statements. The recognition and disclosure provisions of SFAS No. 158 are effective for fiscal years ending after December 16, 2006, while the requirement to measure a plan’s assets and obligations as of the balance sheet date is effective for fiscal years ending after December 15, 2008. The Company has evaluated SFAS No. 158 and determined that the adoption of the recognition and disclosure provisions at December 31, 2006, will result in the Company recording an increase of $1.3 million to total liabilities with an offsetting decrease to shareholders’ equity.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements,” which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 establishes a common definition of fair value, provides a framework for measuring fair value under U.S. GAAP and expands disclosure requirements about fair value measurements. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact, if any, the adoption of SFAS No. 157 will have on its financial reporting and disclosures.

3.	Special Items and Provisions, Net

Following is supplemental information regarding special items and provisions, net, included in operating income that management believes should be separately disclosed to assist in the understanding of the financial performance of the Company. This supplemental information is not a substitute for any U.S. GAAP measure. Such special items and provisions are primarily unpredictable and atypical of the Company’s operations in a given period. In certain instances, certain transactions such as restructuring costs, asset impairment charges, certain asset disposals or certain legal matters are reflected as special items as they are not considered to be representative of the normal course of business. In addition, management measures the performance of its reportable segments excluding special items. The tax impacts of the special items were determined at the marginal effective tax rate of the appropriate taxing jurisdiction, including provision for a valuation allowance, if warranted.

The following table summarizes the special items and provisions, net, for the nine months ended September 30, 2006:

Asset impairment charges	$(5.6)
Dissolution of wire and cable entity	(1.2)

Total	$(6.8)

3.	Special Items and Provisions, Net (Continued)

The Company recognized asset impairment charges at a wire and cable operation in China of $5.6 million (before and after taxes), which were determined through an assessment of fair market value based on projected cash flows.

The Company recognized a net charge of $1.2 million (before and after taxes) for the dissolution of a telephone cable operation in El Salvador.

4.	Income Taxes

Income tax expense in these combined financial statements has been calculated on a separate tax return basis for the Company.

Geographic sources of income before taxes, minority interests in entities of the Combined Group and equity in net earnings of affiliated companies for the nine months ended September 30, 2006, follows:

United States	$8.9
Foreign	35.3

$44.2

The provision (benefit) for taxes on income for the nine months ended September 30, 2006, follows:

Current:
Federal	$0.8
State	0.2
Foreign	20.5

21.5

Deferred:
Federal	(0.1)
Foreign	(2.0)

(2.1)

$19.4

5.	Employee Benefit Plans

The following table presents the listed components of net periodic benefit cost for the nine months ended September 30, 2006, for the Company’s Thailand subsidiary:

Net periodic benefit cost:
Service cost — benefits earned during the period	$0.1
Interest cost on benefit obligation	0.2
Amortization of initial net obligation	0.1

Net periodic benefit cost	$0.4

6.	Business Segment Data

The Company produces engineered products principally for the global energy sector. Its operations are characterized by products with internationally competitive costs and quality, and specialized engineering capabilities. Its factories, which are located in nine countries, manufacture energy cables for international markets. The Company has six reportable segments. The reportable segments correspond with the Company’s organizational and management reporting structure.

Unallocated corporate overhead costs, sales office costs, minor investments, dividend income, U.S. taxes, intercompany eliminations, corporate headquarter assets and intercompany accounts are included in Corporate, Other & Eliminations in the segment data presented below.

The following table provides a summary of financial data by business segments for the nine months ended September 30, 2006.

							Corporate,
			PD			Africa	Other &
	Cocesa	Conducen	Thailand	Alcave	PD Brazil	Cable	Eliminations	Total
Sales and other operating revenues:
Unaffiliated customers	$78.7	$146.5	$131.0	$106.3	$164.6	$145.3	$74.4	$846.8
Intersegment and related parties	186.3	0.6	16.0	32.1	7.2	—	(241.7)	0.5
Depreciation, depletion and amortization	1.2	0.5	3.2	1.4	2.9	0.4	1.0	10.6
Operating income	4.5	7.4	8.5	10.0	8.8	3.5	4.8	47.5
Interest income	0.2	0.2	0.1	—	1.2	—	(0.1)	1.6
Interest expense (including related parties)	2.4	0.1	1.7	2.6	0.4	(0.1)	(0.3)	6.8
Provision for taxes on income	0.4	0.7	4.2	3.9	4.1	0.5	5.6	19.4
Minority interests in entities of the Combined Group	—	—	—	—	—	0.1	4.9	5.0
Equity in net earnings of affiliated companies	—	—	—	—	—	—	2.5	2.5
Equity basis investments at September 30	1.3	—	0.8	—	—	—	8.9	11.0
Assets at September 30	112.9	71.7	136.4	94.1	125.9	67.0	(19.9)	588.1
Capital expenditures	1.5	0.5	1.8	3.7	1.5	2.3	0.3	11.6
7.	Subsequent Events

Effective March 19, 2007, the Company’s ultimate parent changed when Freeport-McMoRan Copper & Gold Inc. (FCX) acquired PDC. PDC is now a wholly owned subsidiary of FCX.

During the second quarter of 2007, all debt with related parties was paid in full with borrowings from third-party financing. Short-term debt was financed through a line of credit with an interest rate of 1-month LIBOR plus 25 basis points. The Company borrowed $1.5 million with a single repayment due June 2009. This loan bears interest payable monthly at 6-month LIBOR plus 2.34 percent.

7.	Subsequent Events (Continued)

During the third quarter of 2007, PDC acquired minority shareholders’ interests in the following entities included in the Combined Group:

	Minority
	Shareholders’	Purchase
Description of entity	Interests Acquired	Price
CONDUCEN, S.A.	19.55%	$25.5
Electroconductores de Honduras, S.A. de C.V. (Ecohsa)	39.16%	8.4
Cahosa, S.A.	21.92%	0.5
Alambres y Cables de Panama, S.A. de C.V. (Alcap)	21.92%	0.4

Total		$34.8

Allocation of the related purchase price has not been finalized.

On September 12, 2007, FCX announced it had entered an agreement to sell the Company to General Cable Corporation for $735 million, and the sale was completed on October 31, 2007.